SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: July 1, 2005

BioCryst Pharmaceuticals, Inc.
 (Exact Name of Registrant as Specified in Charter)

Delaware	000-23186	62-1413174
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

2190 Parkway Lake Drive, Birmingham, Alabama 35244
 (Address of Principal Executive Office)

(205) 444-4600
 (Registrant’s telephone number, including area code)

Item 8.01 Other Events.

          BioCryst is providing an update on the status of its influenza neuraminidase inhibitor, peramivir. BioCryst possesses exclusive rights to peramivir and maintains the patents covering the compound.  BioCryst announced in June 2002 it was discontinuing development of peramivir following a Phase III clinical trial that yielded results that were not statistically significant.  Given international health concerns regarding avian flu, the Company has explored possible additional development of the drug candidate.  Peramivir has shown activity against avian (bird) flu in cell culture and in animals in pre-clinical testing.  The Company is considering various options for the development of peramivir, including whether to file an Investigational New Drug (IND) application with the U.S. Food and Drug Administration to conduct clinical trials in humans for avian and other viral strains of influenza.  BioCryst intends to announce when appropriate its decision on possible future development of peramivir.

          Neither the filing of this Current Report on Form 8-K nor the inclusion in such 8-K of a reference to Registrant’s Internet address shall, under any circumstances, be deemed to incorporate the information available at such Internet address into this Current Report on Form 8-K.  The information available at Registrant’s Internet address is not part of this Current Report on Form 8-K or any other report filed by Registrant with the Securities and Exchange Commission.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: July 1, 2005	BIOCRYST PHARMACEUTICALS, INC.

	By:	/s/ MICHAEL A. DARWIN

Michael A. Darwin
Chief Financial Officer and Chief
Accounting Officer